Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-265354) of QuidelOrtho Corporation of our report dated March 7, 2022 relating to the financial statements of Ortho Clinical Diagnostics Holdings plc, which appears in Ortho Clinical Diagnostics Holdings plc's Annual Report on Form 10-K for the year ended January 2, 2022.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
August 10, 2022